Exhibit 99.1

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

CONTACTS:
Investor Relations	Media Relations
Carlotta Chan	Marijke Shugrue
973-430-6565	908-531-4253
Carlotta.Chan@pseg.com	Marijke.Shugrue@pseg.com

PSEG Announces Ralph LaRossa as President and CEO

Ralph Izzo Transitions to Executive Chair of the PSEG Board of Directors

PSEG Committed to Vision of Powering a Future Where People Use Less Energy, and It’s Cleaner, Safer and Delivered More Reliably Than Ever

(NEWARK, N.J. – Sept. 1, 2022) PSEG announced that Ralph LaRossa has been named president and chief executive officer effective Sept. 1, 2022. As part of a planned leadership succession process, LaRossa also joins the boards of PSEG and PSE&G.

Ralph Izzo now serves as executive chair of the PSEG board effective Sept. 1, 2022 until his last day on Dec. 31, 2022. LaRossa will assume the additional responsibilities of chair of the PSEG board on Jan. 1, 2023; he will also join the executive committee of the PSEG board at that time.

“I am incredibly honored to step into this role after working so closely with Ralph Izzo for so many years,” said Ralph LaRossa, PSEG president and CEO. “As CEO for 15 years, Ralph Izzo has had a significant impact on not only the performance and culture of PSEG, but also on the business and energy landscape across New Jersey and nationally.”

“It has been a privilege to serve as CEO for the last 15 years, driving toward a sustainable energy future that is cleaner and more reliable than ever,” said Ralph Izzo, PSEG executive chair. “For almost 20 years, Ralph LaRossa and I have worked side-by-side building out PSEG’s vision. I am proud of the accomplishments our 12,500 strong workforce has made, and I look forward to what PSEG will accomplish in the years to come.”

For over three decades, LaRossa held leadership roles overseeing all of the operating businesses of PSEG, including: Public Service Electric & Gas (PSE&G); PSEG Power; PSEG Long Island; and PSEG Services Corp. functions, including information technology and cyber and physical security.

His track record and in-depth knowledge of PSEG and the industry enable him to take the helm of the company at a pivotal time, as PSEG, New Jersey and our nation look to pursue significant energy and climate programs to help customers and communities thrive in a challenging environment.

With its Powering Progress vision, PSEG is ready to meet the challenges and expectations of a changing world, as LaRossa remarked: “Our vision is clear: to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. With the near-term threat of disruptive severe weather and the long-term risks of climate change, we’ve been incorporating sustainability, adaptation and decarbonization into our strategic decision making process.”

“Combined with our relentless focus on the safety of our employees, customers and communities, a strengthened infrastructure, as well as a strong, diverse talent pipeline, PSEG is well positioned for the future,” LaRossa continued.

For more on Ralph LaRossa, please visit his profile. You also can follow him on LinkedIn.

For more on Ralph Izzo’s legacy, please visit our April 2022 announcement.

About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company focused on a clean energy future. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. PSEG’s commitment to ESG and sustainability is demonstrated in our net-zero 2030 climate vision, our pursuit of science-based emissions reductions targets and participation in the U.N. Race to Zero, as well as our inclusion on the Dow Jones Sustainability North America Index, the Bloomberg Gender-Equality Index and the list of America’s most JUST Companies. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. (https://corporate.pseg.com).

Forward-Looking Statement

The statements contained in this press release that are not purely historical are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (SEC), and available on our website: https://investor.pseg.com. All of the forward-looking statements made in this press release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this press release apply only as of the date hereof. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

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